THE COCA-COLA COMPANY REPORTS THIRD QUARTER 2016 RESULTS
Flagship North America Market Maintains Positive Momentum

•	Net Revenues Declined 7%, Impacted by Foreign Currency and Structural Changes

•	Organic Revenues (Non-GAAP) Grew 3%

•	Operating Margin Expanded More than 50 Basis Points

•	EPS of $0.24 and Comparable EPS (Non-GAAP) of $0.49

•	Full Year Organic Revenue and Comparable EPS Outlook (Both Non-GAAP) Remain Unchanged

ATLANTA, Oct. 26, 2016 – The Coca-Cola Company today reported third quarter 2016 operating results. "I am pleased to report that we delivered results in line with our expectations," said Muhtar Kent, Chairman and Chief Executive Officer of The Coca-Cola Company. "We continued to see solid revenue results in our developed markets with 2% unit case volume growth and a continued focus on price realization. The United States, Japan and Western Europe delivered standout performance underpinned by innovation and world-class marketing. Globally, we gained nonalcoholic ready-to-drink value share for the 37th consecutive quarter and are on track to deliver our financial commitments for the full year."

"While our year-to-date reported net revenues declined 5%, our core business organic revenues* have grown 4% despite continued global economic and political volatility. We believe this core business reflects the ultimate destination of our transformed company – an enterprise positioned to capture sustainable growth through a laser focus on innovating across our portfolio, building strong brands, and leveraging unparalleled customer service through aligned bottlers. As we continue on our path to transform the global system, we remain committed to our strategic actions for growth that will create long-term shareowner and stakeholder value."

Highlights

Quarterly Performance

•
Net revenues were $10.6 billion, a 7% decline from prior year, impacted by a foreign currency exchange headwind of 2% and a headwind from acquisitions, divestitures and structural items of 8%. Organic revenues (non-GAAP) grew 3%, evenly split between volume and price/mix growth.

•
We gained global volume and value share in total nonalcoholic ready-to-drink ("NARTD") beverages. Value share grew ahead of volume share, as a result of our focus on accelerating our revenue growth management strategies, including segmented market roles.

*Non-GAAP; refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section

•	Sparkling beverage unit case volume was even as growth in three of the four geographic operating segments was offset by a 2% decline in Latin America.

•	Still beverage unit case volume grew 3%, primarily driven by water and sports drinks.

•
Our operating margin expanded more than 50 basis points, which included items impacting comparability, the impact of changes in foreign currency exchange rates and structural impacts. Our comparable currency neutral operating margin (non-GAAP) also expanded more than 50 basis points, driven by solid pricing initiatives, a slightly favorable cost environment, continued productivity and segment mix.

Company Updates
The Company continued to make substantial progress in transforming its business to one that is strategically focused on building great brands and leading a strong global franchise system. Key developments this quarter include:

•
Disciplined brand and growth investments: Year to date, we have introduced more than 500 new products across our system. For example, we successfully launched Coca-Cola Zero Sugar in Great Britain, a new and improved sugar-free product replacing Coca-Cola Zero in that market. With significant media investment behind this launch, we saw strong double-digit unit case volume growth in the quarter compared to the prior year Great Britain Coca-Cola Zero base. We continued the rollout of our new "Taste the Feeling" marketing campaign, which has now been activated in more than 200 markets. The recently announced "One Brand" strategy, which unites all four Trademark Coca-Cola brands under a common visual identity, has now been strategically rolled out in 12 of our top markets. We announced the expansion of our coffee portfolio in the United States with the anticipated launch in early 2017 of Gold Peak ready-to-drink ("RTD") cold brew coffees and a partnership with Dunkin' Brands Group to launch Dunkin' Donuts branded RTD coffee beverages.

•
Revenue growth through segmented market roles: In North America, both reported net revenues and organic revenues (non-GAAP) grew 3%, reflecting ongoing pricing initiatives in our sparkling business as well as continued growth in our stills portfolio. In Japan, recent innovations such as extensions of the Ayataka tea trademark and Olympic activations behind brand Coca-Cola contributed to 4% unit case volume growth.

•
Core business model focus: We continued to make progress against our refranchising plans and remain on track to meet our goal by the end of 2017. In North America, we announced today six definitive agreements and four transaction closings. In Africa, Coca-Cola Beverages Africa began operations during the quarter, and we recently laid the groundwork to acquire Anheuser-Busch InBev's majority stake in that entity in order to implement our long-term strategic plans in these territories with other partners. And in Latin America, we reached a comprehensive agreement with Arca Continental regarding concentrate prices on sparkling soft drinks in Mexico and other initiatives to keep jointly capturing value in Arca Continental's Mexican territories. This agreement follows our new understanding with Coca-Cola FEMSA regarding joint value creation in Mexico and territorial expansion opportunities through the refranchising of Company-owned bottling operations.

•
Drive efficiency through productivity: We remain on track to deliver more than $600 million of productivity in 2016 by scaling initiatives and embedding zero-based work into daily routines. We continue to use productivity to prudently fund marketing while delivering operating margin expansion.

•
Sustainable business practices: We reached an important milestone recently with respect to water stewardship initiatives. The Company and its global bottling partners announced during the quarter that we met our goal to replenish the equivalent amount of water used in global sales volume back to nature and communities. The Company is the first Fortune 500 company to publicly claim achieving such a water replenishment target.

Operating Review – Three Months Ended September 30, 2016
Revenue and Volume

Percent Change	Concentrate Sales [1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Items, Net	Reported Net Revenues	Organic Revenues [2]	Unit Case Volume
Consolidated	1	1	(2)	(8)	(7)	3	1
Europe, Middle East & Africa [3]	(1)	3	(2)	(3)	(4)	2	2
Latin America	0	11	(16)	0	(4)	11	(2)
North America	1	2	0	0	3	3	1
Asia Pacific	9	(8)	4	(1)	4	0	2
Bottling Investments	(2)	3	(1)	(19)	(19)	2	(22)

Income Before Taxes and EPS

Percent Change	Reported Income Before Taxes	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]	Structural Impact	Comparable Currency Neutral (Structurally Adjusted) [2]
Consolidated	(17)	(13)	(3)	(1)	(2)	2

Europe, Middle East & Africa [3]	(2)	0	(2)	1
Latin America	(16)	(13)	(24)	21
North America	12	5	0	8
Asia Pacific	2	0	3	(1)
Bottling Investments	(34)	(35)	0	1

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]
Consolidated EPS	(27)	(24)	(3)	0

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral income before taxes, comparable currency neutral income before taxes (structurally adjusted) and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Effective August 1, 2016, the Company formed a new Europe, Middle East & Africa operating group consisting of business units that were previously included in the Europe and the Eurasia & Africa operating groups.

In addition to the preceding data, quarterly (unless otherwise noted) results were impacted by the following:

Consolidated

•	Positive price/mix included 1 point of negative segment mix. Bottling Investments was the primary driver of the negative segment mix.

•	The decline in income before taxes included items impacting comparability, the impact of changes in foreign currency exchange rates and structural impacts. Comparable currency neutral income before taxes (structurally adjusted) (non-GAAP) benefited from the impact of our productivity initiatives and an increase in equity income, partially offset by net interest expense.

•	The effective tax rate was 26.5%. The underlying effective tax rate (non-GAAP) was 22.5%.

•
EPS was $0.24. Items impacting comparability decreased reported EPS by a net $0.25 and were primarily related to non-cash charges associated with the refranchising of bottling territories in North America.

•
Year-to-date cash from operations was $6.7 billion, down $1.7 billion due to the deconsolidation of our German bottling operations, the impact of contributions to our pension plans and fluctuations in foreign currency exchange rates.

•	Year-to-date purchases of stock for treasury were $2.5 billion. Net share repurchases (non-GAAP) totaled $1.2 billion.

Europe, Middle East & Africa

•	Positive price/mix was primarily driven by favorable geographic and product mix. Acquisitions, divestitures and structural items reflect the impact of bottling transactions in South Africa.

•
The decline in income before taxes included the impact of changes in foreign currency exchange rates and structural impacts. Comparable currency neutral income before taxes (non-GAAP) included the unfavorable impact of bottling transactions in South Africa.

•
We gained volume and value share in total NARTD beverages. Unit case volume growth of 2% included 1 point of growth from acquired brands, which were primarily brands in Africa. Sparkling beverage volume grew 1% and still beverage volume grew 4%. Unit case volume growth in our Western Europe and Middle East & North Africa business units was partially offset by a decline in our Central & Eastern Europe business unit, which was driven by poor weather and the cycling of strong third quarter 2015 performance.

Latin America

•	Positive price/mix benefited from solid performance in Mexico and inflationary markets within our Latin Center and South Latin business units.

•
We gained volume and value share in still beverages. Sparkling beverage volume declined 2% and still beverage volume declined 1%. Unit case volume performance was driven by a high single-digit decline in our Latin Center business unit amidst continued macroeconomic challenges in Venezuela and a mid single-digit decline in Brazil. These declines were partially offset by mid single-digit growth in Mexico.

North America

•	Positive price/mix reflects the continued execution of disciplined occasion, brand, price and package strategy. Sparkling beverage price/mix grew 3%.

•
Income before taxes included items impacting comparability and structural impacts. Comparable currency neutral income before taxes (non-GAAP) was favorably impacted by our productivity initiatives and the ongoing refranchising in North America.

•
We gained value share in total NARTD beverages for the 26th consecutive quarter. Sparkling beverage volume growth was slightly positive, rounding to even. Growth in Sprite, Fanta and energy drinks was offset primarily by a decline in Diet Coke. Coca-Cola Zero grew low single digits. Still beverage volume grew 2%, primarily driven by water and sports drinks. Volume in the dairy category grew double digits and vitaminwater grew high single digits.

Asia Pacific

•	Negative price/mix was driven by unfavorable product and channel mix as well as the cycling of items from the prior year.

•
We gained volume and value share in total NARTD beverages. Sparkling beverage volume growth was slightly positive, rounding to even. Still beverage volume grew 5%. Unit case volume growth included 4% growth in Japan and 2% growth in China, partially offset by a 4% decline in India.

Bottling Investments

•
Price/mix results reflect strong performance across several of our key bottling operations, particularly North America, and positive geographic mix. Acquisitions, divestitures and structural items reflect the impact of the refranchised North America bottling territories and the deconsolidation of our German and South African bottling operations.

•
The decline in income before taxes included items impacting comparability and structural impacts. Comparable currency neutral income before taxes (non-GAAP) was unfavorably impacted by the ongoing refranchising of North America bottling territories and the deconsolidation of our German and South African bottling operations.

Operating Results – Nine Months Ended September 30, 2016
Revenue and Volume

Percent Change	Concentrate Sales [1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Items, Net	Reported Net Revenues	Organic Revenues [2]	Unit Case Volume
Consolidated	1	2	(3)	(5)	(5)	2	1
Europe, Middle East & Africa [3]	(1)	3	(3)	(3)	(4)	2	0
Latin America	0	12	(20)	0	(7)	13	0
North America	0	3	0	0	3	3	1
Asia Pacific	4	(4)	1	(2)	(1)	0	2
Bottling Investments	(1)	1	(2)	(10)	(12)	0	(13)

Income Before Taxes and EPS

Percent Change	Reported Income Before Taxes	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]	Structural Impact	Comparable Currency Neutral (Structurally Adjusted) [2]
Consolidated	(6)	(1)	(9)	4	(3)	7

Europe, Middle East & Africa [3]	(4)	0	(3)	(1)
Latin America	(10)	(2)	(27)	20
North America	6	2	0	4
Asia Pacific	1	0	(1)	1
Bottling Investments	(274)	(284)	(3)	13

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]
Consolidated EPS	(1)	3	(9)	5

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral income before taxes, comparable currency neutral income before taxes (structurally adjusted) and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Effective August 1, 2016, the Company formed a new Europe, Middle East & Africa operating group consisting of business units that were previously included in the Europe and the Eurasia & Africa operating groups.

Outlook
Our 2016 outlook for organic revenues, comparable currency neutral income before taxes (structurally adjusted) and comparable EPS are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability, the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and the impact of structural items, as applicable. We are not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates and the exact timing of acquisitions, divestitures and/or structural changes throughout 2016. The unavailable information could have a significant impact on our full year 2016 GAAP financial results.
Full Year Net Revenues:

•	3% growth in organic revenues (non-GAAP) – No Change

•	6% to 7% headwind from acquisitions, divestitures and structural items – No Change

•	2% to 3% currency headwind based on the current spot rates and including the impact of hedged positions – No Change
Full Year Income Before Taxes:

•	6% to 8% growth in comparable currency neutral income before taxes (structurally adjusted) (non-GAAP) – No Change

•	4% structural headwind – No Change

•	8% to 9% currency headwind based on the current spot rates and including the impact of hedged positions – No Change
Full Year EPS: Comparable EPS (non-GAAP) 4% to 7% decline versus $2.00 in 2015 – No Change
The Company also expects the following:

•	Underlying effective tax rate (non-GAAP): 22.5% – No Change

•	Net capital expenditures: Slightly less than $2.5 billion – Updated

•	Net share repurchases (non-GAAP): $2.0 billion to $2.5 billion – No Change
Fourth Quarter Considerations – New:

•	Net revenues: 11% headwind from acquisitions, divestitures and structural items; 1% to 2% currency headwind based on the current spot rates and including the impact of hedged positions

•	Income before taxes: 6% to 7% structural headwind; 8% to 9% currency headwind based on the current spot rates and including the impact of hedged positions

Notes

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight-ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of Company beverages directly or indirectly sold by the Company and its bottling partners to customers.

•
"Core business" represents the combined performance from the Europe, Middle East & Africa; Latin America; North America; Asia Pacific; and Corporate operating segments offset by intersegment eliminations.

•
"Concentrate sales" represents the amount of concentrates, syrups, beverage bases and powders sold by, or used in finished beverages sold by, the Company to its bottling partners or other customers. In the reconciliation of reported net revenues, "concentrate sales" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for our geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For our Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. Our Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.

•	"Sparkling beverages" means NARTD beverages with carbonation, including carbonated energy drinks and waters.

•
"Still beverages" means nonalcoholic beverages without carbonation, including noncarbonated waters, flavored waters and enhanced waters, juices and juice drinks, teas, coffees, sports drinks, dairy and noncarbonated energy drinks.

•
First quarter 2016 financial results were impacted by one less day, while fourth quarter financial results will be impacted by two additional days. Unit case volume results for the quarters are not impacted by the variance in days due to the average daily sales computation referenced above.

Conference Call
We are hosting a conference call with investors and analysts to discuss third quarter 2016 results today, Oct. 26, 2016 at 9 a.m. EDT. We invite investors to listen to a live audiocast of the conference call on the Company’s website, http://www.coca-colacompany.com in the "Investors" section. A replay in downloadable MP3 format and a transcript of the call will also be available within 24 hours after the audiocast on the Company’s website. Further, the "Investors" section of the website includes a reconciliation of non-GAAP financial measures, which may be used periodically by management when discussing financial results with investors and analysts, to the Company’s results as reported under GAAP.
Contacts:            Investors and Analysts                Media
Tim Leveridge: +01 404.676.7563        Petro Kacur: +01 404.676.2683

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	September 30, 2016	October 2, 2015	% Change[1]
Net Operating Revenues	$10,633	$11,427	(7)
Cost of goods sold	4,131	4,577	(10)
Gross Profit	6,502	6,850	(5)
Selling, general and administrative expenses	4,009	4,207	(5)
Other operating charges	222	264	(16)
Operating Income	2,271	2,379	(5)
Interest income	164	155	6
Interest expense	182	138	32
Equity income (loss) — net	281	200	40
Other income (loss) — net	(1,106)	(871)	(27)
Income Before Income Taxes	1,428	1,725	(17)
Income taxes	378	272	39
Consolidated Net Income	1,050	1,453	(28)
Less: Net income (loss) attributable to noncontrolling interests	4	4	(9)
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,046	$1,449	(28)
Diluted Net Income Per Share[2]	$0.24	$0.33	(27)
Average Shares Outstanding — Diluted[2]	4,364	4,399

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the three months ended September 30, 2016 and October 2, 2015, basic net income per share was $0.24 for 2016 and $0.33 for 2015 based on average shares outstanding — basic of 4,315 million for 2016 and 4,349 million for 2015. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended
	September 30, 2016	October 2, 2015	% Change[1]
Net Operating Revenues	$32,454	$34,294	(5)
Cost of goods sold	12,671	13,428	(6)
Gross Profit	19,783	20,866	(5)
Selling, general and administrative expenses	11,682	12,490	(6)
Other operating charges	830	1,166	(29)
Operating Income	7,271	7,210	1
Interest income	472	459	3
Interest expense	485	713	(32)
Equity income (loss) — net	678	402	68
Other income (loss) — net	(315)	709	—
Income Before Income Taxes	7,621	8,067	(6)
Income taxes	1,618	1,937	(16)
Consolidated Net Income	6,003	6,130	(2)
Less: Net income (loss) attributable to noncontrolling interests	26	16	57
Net Income Attributable to Shareowners of The Coca-Cola Company	$5,977	$6,114	(2)
Diluted Net Income Per Share[2]	$1.37	$1.39	(1)
Average Shares Outstanding — Diluted[2]	4,374	4,410

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the nine months ended September 30, 2016 and October 2, 2015, basic net income per share was $1.38 for 2016 and $1.40 for 2015 based on average shares outstanding — basic of 4,322 million for 2016 and 4,357 million for 2015. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	September 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$11,147	$7,309
Short-term investments	11,265	8,322
Total Cash, Cash Equivalents and Short-Term Investments	22,412	15,631
Marketable securities	3,157	4,269
Trade accounts receivable, less allowances of $472 and $352, respectively	4,082	3,941
Inventories	2,751	2,902
Prepaid expenses and other assets	3,091	2,752
Assets held for sale	2,463	3,900
Total Current Assets	37,956	33,395
Equity Method Investments	16,917	12,318
Other Investments	1,110	3,470
Other Assets	4,526	4,110
Property, Plant and Equipment — net	11,172	12,571
Trademarks With Indefinite Lives	6,183	5,989
Bottlers' Franchise Rights With Indefinite Lives	4,438	6,000
Goodwill	10,865	11,289
Other Intangible Assets	760	854
Total Assets	$93,927	$89,996

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$11,153	$9,660
Loans and notes payable	12,088	13,129
Current maturities of long-term debt	3,473	2,676
Accrued income taxes	396	331
Liabilities held for sale	682	1,133
Total Current Liabilities	27,792	26,929
Long-Term Debt	31,663	28,311
Other Liabilities	3,984	4,301
Deferred Income Taxes	4,243	4,691
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	14,882	14,016
Reinvested earnings	66,457	65,018
Accumulated other comprehensive income (loss)	(10,209)	(10,174)
Treasury stock, at cost — 2,727 and 2,716 shares, respectively	(46,814)	(45,066)
Equity Attributable to Shareowners of The Coca-Cola Company	26,076	25,554
Equity Attributable to Noncontrolling Interests	169	210
Total Equity	26,245	25,764
Total Liabilities and Equity	$93,927	$89,996

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Nine Months Ended
	September 30, 2016	October 2, 2015
Operating Activities
Consolidated net income	$6,003	$6,130
Depreciation and amortization	1,323	1,443
Stock-based compensation expense	191	171
Deferred income taxes	(98)	212
Equity (income) loss — net of dividends	(417)	(150)
Foreign currency adjustments	193	(76)
Significant (gains) losses on sales of assets — net	364	(550)
Other operating charges	277	697
Other items	(205)	859
Net change in operating assets and liabilities	(908)	(346)
Net cash provided by operating activities	6,723	8,390
Investing Activities
Purchases of investments	(12,733)	(12,006)
Proceeds from disposals of investments	13,210	10,403
Acquisitions of businesses, equity method investments and nonmarketable securities	(767)	(2,489)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	745	416
Purchases of property, plant and equipment	(1,561)	(1,670)
Proceeds from disposals of property, plant and equipment	92	50
Other investing activities	(319)	(117)
Net cash provided by (used in) investing activities	(1,333)	(5,413)
Financing Activities
Issuances of debt	22,667	34,298
Payments of debt	(20,406)	(30,159)
Issuances of stock	1,295	732
Purchases of stock for treasury	(2,509)	(1,966)
Dividends	(3,028)	(4,313)
Other financing activities	198	230
Net cash provided by (used in) financing activities	(1,783)	(1,178)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	231	(774)
Cash and Cash Equivalents
Net increase (decrease) during the period	3,838	1,025
Balance at beginning of period	7,309	8,958
Balance at end of period	$11,147	$9,983

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 30, 2016	October 2, 2015	% Fav. / (Unfav.)	September 30, 2016	October 2, 2015	% Fav. / (Unfav.)	September 30, 2016	October 2, 2015	% Fav. / (Unfav.)
Europe, Middle East & Africa	$1,852	$1,933	(4)	$914	$930	(2)	$922	$945	(2)
Latin America	965	1,012	(4)	435	538	(19)	447	535	(16)
North America	2,664	2,580	3	666	585	14	653	581	12
Asia Pacific	1,460	1,406	4	583	571	2	589	576	2
Bottling Investments	4,840	5,948	(19)	124	85	46	(734)	(547)	(34)
Corporate	47	55	(16)	(451)	(330)	(37)	(449)	(365)	(23)
Eliminations	(1,195)	(1,507)	21	—	—	—	—	—	—
Consolidated	$10,633	$11,427	(7)	$2,271	$2,379	(5)	$1,428	$1,725	(17)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the three months ended September 30, 2016, intersegment revenues were $16 million for Latin America, $1,003 million for North America, $145 million for Asia Pacific and $31 million for Bottling Investments. During the three months ended October 2, 2015, intersegment revenues were $169 million for Europe, Middle East & Africa, $19 million for Latin America, $1,112 million for North America, $159 million for Asia Pacific and $48 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Nine Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 30, 2016	October 2, 2015	% Fav. / (Unfav.)	September 30, 2016	October 2, 2015	% Fav. / (Unfav.)	September 30, 2016	October 2, 2015	% Fav. / (Unfav.)
Europe, Middle East & Africa	$5,633	$5,876	(4)	$2,897	$3,036	(5)	$2,950	$3,085	(4)
Latin America	2,837	3,051	(7)	1,470	1,641	(10)	1,485	1,649	(10)
North America	7,737	7,548	3	1,982	1,874	6	1,978	1,865	6
Asia Pacific	4,255	4,292	(1)	1,892	1,876	1	1,903	1,890	1
Bottling Investments	15,747	17,864	(12)	222	239	(7)	(897)	(240)	(274)
Corporate	95	120	(21)	(1,192)	(1,456)	18	202	(182)	—
Eliminations	(3,850)	(4,457)	14	—	—	—	—	—	—
Consolidated	$32,454	$34,294	(5)	$7,271	$7,210	1	$7,621	$8,067	(6)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the nine months ended September 30, 2016, intersegment revenues were $264 million for Europe, Middle East & Africa, $50 million for Latin America, $2,978 million for North America, $437 million for Asia Pacific, $116 million for Bottling Investments and $5 million for Corporate. During the nine months ended October 2, 2015, intersegment revenues were $471 million for Europe, Middle East & Africa, $56 million for Latin America, $3,311 million for North America, $476 million for Asia Pacific and $143 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: "Organic revenues", "core business organic revenues", "comparable currency neutral operating margin", "comparable currency neutral income before taxes", "comparable currency neutral income before taxes (structurally adjusted)", "comparable EPS", "comparable currency neutral EPS", "underlying effective tax rate" and "net share repurchases", each of which are defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company's performance. Disclosing these non-GAAP financial measures allows investors and Company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS

•
"Currency neutral operating results" are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, normalizing for certain structural items in hyperinflationary economies, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.

•
"Structural changes" generally refer to acquisitions or dispositions of bottling, distribution or canning operations and the consolidation or deconsolidation of bottling and distribution entities for accounting purposes. During 2016, the Company deconsolidated our South African bottling operations and disposed of its related equity method investment in exchange for equity method investments in Coca-Cola Beverages Africa Limited ("CCBA") and CCBA's South African subsidiary. As part of the transaction, the Company also acquired and licensed several brands. The impacts of the deconsolidation and new equity method investments have been included as a structural change (a component of acquisitions and divestitures) in our analysis of net operating revenues on a consolidated basis as well as for our Europe, Middle East and Africa and Bottling Investments operating segments and equity income on a consolidated basis as well as for our Bottling Investments operating segment. The brands and licenses that the Company acquired impacted the Company’s unit case volume and concentrate sales volume and therefore, in addition to being included as a structural change (a component of acquisitions and divestitures), they are also considered acquired brands. Also in 2016, the Company deconsolidated our German bottling operations as a result of their being merged to create Coca-Cola European Partners ("CCEP"). As a result of the merger transaction, the Company now owns an equity method investment in CCEP. Accordingly, the impact of the deconsolidation and new equity method investment has been included as a structural change (a component of acquisitions and divestitures) in our analysis of net operating revenues on a consolidated basis as well as for our Europe, Middle East and Africa and Bottling Investments operating segments and equity income on a consolidated basis as well as for our Bottling Investments operating segment. During 2016, the Company also changed our funding arrangement with our bottling partners in China, which resulted in a reduction in net operating revenues with an offsetting reduction in direct marketing expense (a component of selling, general and administration expenses). In 2016 and 2015, the Company refranchised bottling territories in North America to certain of its unconsolidated bottling partners. Additionally, in 2015, the Company sold its global energy drink business to Monster Beverage Corporation ("Monster"); acquired Monster's non-energy drink business; acquired an equity interest in Monster; amended its current distribution coordination agreements with Monster to expand into additional territories; and acquired a South African bottler.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
DEFINITIONS (continued)
Accordingly, these activities have been included as structural items in our analysis of the impact of these changes on certain line items in our condensed consolidated statements of income. In addition, for non-Company-owned and licensed beverage products sold in the refranchised territories in North America for which the Company no longer reports unit case volume, we have eliminated the unit case volume from the base year when calculating 2016 versus 2015 volume growth rates on a consolidated basis as well as for the North America and Bottling Investments operating segments.

•
"Organic revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural items, as applicable, as well as the impact of changes in foreign currency exchange rates. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the Company's ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange, as well as the impact of acquisitions, divestitures and structural changes. "Core business organic revenues" (non-GAAP) represents the combined organic revenue performance from the Europe, Middle East and Africa; Latin America; North America; Asia Pacific; and Corporate operating segments offset by intersegment eliminations. Management believes the core business organic revenues (non-GAAP) measure enhances the understanding of the current quarter and year-to-date change in the net operating revenues of the segments of our business that are not significantly impacted by the acquisition and divestiture activity taking place in our Bottling Investments operating segment. The adjustments related to acquisitions, divestitures and structural items for the three and nine months ended September 30, 2016 and October 2, 2015 consisted of the structural changes discussed above. Additionally, during the three and nine months ended September 30, 2016, organic revenues (non-GAAP) were adjusted, both on a consolidated basis and for our Asia Pacific operating segment, for the sales of the Company's newly acquired plant-based protein beverages in China.

•
"Comparable currency neutral operating margin", "comparable currency neutral income before taxes" and "comparable currency neutral income before taxes (structurally adjusted)" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below) and the impact of changes in foreign currency exchange rates. Comparable currency neutral income before taxes (structurally adjusted) (non-GAAP) has also been adjusted for structural changes. Management uses these non-GAAP financial measures to evaluate the Company's performance and make resource allocation decisions. Further, management believes that comparable currency neutral operating margin (non-GAAP) expansion, comparable currency neutral income before taxes (non-GAAP) growth and comparable currency neutral income before taxes (structurally adjusted) (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the Company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Comparable EPS" and "comparable currency neutral EPS" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS (non-GAAP) has also been adjusted for the impact of changes in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the Company's performance and make resource allocation decisions. Further, management believes the comparable EPS (non-GAAP) and comparable currency neutral EPS (non-GAAP) growth measures enhance its ability to communicate its underlying operating results and provide investors with useful supplemental information to enhance their understanding of the Company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Underlying effective tax rate" is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income before taxes that excludes or has otherwise been adjusted for items impacting comparability (discussed further below).

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
DEFINITIONS (continued)

•
"Net share repurchases" is a non-GAAP financial measure that reflects the net amount of purchases of stock for treasury after considering proceeds from the issuances of stock, the net change in stock issuance receivables (related to employee stock options exercised but not settled prior to the end of the period) and the net change in treasury stock payables (for treasury shares repurchased but not settled prior to the end of the period).

ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability". Items impacting comparability include asset impairments and restructuring charges, charges related to our productivity and reinvestment initiatives, and transaction gains/losses, in each case when exceeding a U.S. dollar threshold. Also included are timing differences related to our economic (nondesignated) hedging activities and our proportionate share of similar items incurred by our equity method investees, regardless of size. In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral") defined above.
Asset Impairments and Restructuring
Restructuring
During the nine months ended September 30, 2016, the Company recorded charges of $240 million. The Company also recorded charges of $75 million and $204 million during the three and nine months ended October 2, 2015, respectively. These charges were related to the integration of our German bottling operations, which were deconsolidated in May 2016.
Productivity and Reinvestment
During the three and nine months ended September 30, 2016, the Company recorded charges of $59 million and $187 million, respectively, related to our productivity and reinvestment initiatives. The Company also recorded charges of $141 million and $323 million during the three and nine months ended October 2, 2015, respectively. These productivity and reinvestment initiatives are focused on four key areas: restructuring the Company's global supply chain; implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining and simplifying the Company's operating model; and further driving increased discipline and efficiency in direct marketing investments. The savings realized from the program will enable the Company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.
Equity Investees
During the three and nine months ended September 30, 2016, the Company recorded net charges of $14 million and $35 million, respectively. During the three and nine months ended October 2, 2015, the Company recorded a net gain of $3 million and a net charge of $79 million, respectively. These amounts represent the Company’s proportionate share of significant operating and nonoperating items recorded by our equity method investees.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Transaction Gains/Losses
During the three and nine months ended September 30, 2016, the Company recorded charges of $73 million and $170 million, respectively, related to costs incurred to refranchise certain of our North America bottling territories. These costs include, among other items, internal and external costs for individuals directly working on the refranchising efforts, severance, and costs associated with the implementation of information technology systems to facilitate consistent data standards and availability throughout the North America bottling system.
During the three and nine months ended September 30, 2016, the Company recorded charges of $4 million and $37 million, respectively, for noncapitalizable transaction costs associated with pending and closed transactions, primarily related to the deconsolidation of our German bottling operations discussed below.
During the three and nine months ended September 30, 2016, the Company incurred losses of $1,089 million and $1,657 million, respectively. The Company also incurred losses of $815 million and $848 million during the three and nine months ended October 2, 2015, respectively. These losses were primarily due to the derecognition of intangible assets relating to the refranchising of bottling territories in North America to certain of our unconsolidated bottling partners.
During the three and nine months ended September 30, 2016, the Company incurred charges of $17 million related to payments made to certain of our unconsolidated North America bottling partners in order to convert their bottling agreements to a comprehensive beverage agreement with additional requirements.
During the three and nine months ended September 30, 2016, the Company recognized an $80 million tax impact resulting from the accrual of tax on temporary differences related to the investment in foreign subsidiaries that are now expected to reverse in the foreseeable future.
During the three and nine months ended September 30, 2016, the Company recorded a net loss of $21 million primarily due to the deconsolidation of our South African bottling operations in exchange for investments in CCBA and CCBA's South African subsidiary.
During the nine months ended September 30, 2016, the Company recognized a gain of $1,288 million, net of transaction costs described above, as a result of the deconsolidation of our German bottling operations. On May 29, 2016, the Company merged its German bottling operations with Coca-Cola Enterprises, Inc. and Coca-Cola Iberian Partners, S.A.U., to create CCEP in exchange for an equity investment in CCEP.
During the nine months ended September 30, 2016, the Company recorded a net gain of $18 million as a result of the disposal of our shares in Keurig Green Mountain, Inc.
During the three and nine months ended October 2, 2015, the Company recorded an impairment charge of $38 million on a trademark in the glacéau portfolio. This charge was primarily a result of foreign currency exchange rate fluctuations that impacted the fair value of the asset.
During the nine months ended October 2, 2015, the Company recorded a net gain of $1,402 million as a result of our transaction with Monster, primarily due to the difference in the recorded carrying value of the assets transferred, including an allocated portion of goodwill, compared to the value of the total assets and business acquired. This net gain was recorded in the line item other income (loss) — net in our condensed consolidated statement of income. Additionally, under the terms of this transaction, the Company was required to discontinue selling energy products under certain trademarks, including one trademark in the glacéau portfolio. As a result, the Company recognized an impairment charge of $380 million upon the closing of the transaction with Monster, primarily related to the discontinuation of the energy products in the glacéau portfolio.
In the fourth quarter of 2014, the owners of the majority interest of a Brazilian bottler exercised their option to acquire from us a 10 percent interest in the entity's outstanding shares resulting in our recognizing an estimated loss of $32 million due to the exercise price being lower than our carrying value. The transaction closed in January 2015, and the Company recorded an additional loss of $6 million during the nine months ended October 2, 2015, calculated based on the final option price. Also during the nine months ended October 2, 2015, the Company recorded a loss of $19 million on our previously held investment in a South African bottler, which had been accounted for under the equity method of accounting prior to our acquisition of the bottler in February 2015.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Other Items
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges primarily to mitigate the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months ended September 30, 2016 and October 2, 2015, the impact of the Company's adjustment related to our economic hedging activities resulted in a decrease of $11 million and an increase of $87 million, respectively, to our non-GAAP income before income taxes. During the nine months ended September 30, 2016 and October 2, 2015, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in a decrease of $82 million and an increase of $76 million, respectively, to our non-GAAP income before income taxes.
Donation to The Coca-Cola Foundation
During both the nine months ended September 30, 2016 and October 2, 2015, the Company recorded charges of $100 million due to contributions the Company made to The Coca-Cola Foundation.
Early Extinguishment of Long-Term Debt
During the nine months ended October 2, 2015, the Company recorded charges of $320 million due to the early extinguishment of certain long-term debt.
Hyperinflationary Economies
During the three and nine months ended September 30, 2016, the Company recorded a charge of $76 million due to the write-down we recorded related to our receivables from our bottling partner in Venezuela as a result of the continued lack of liquidity and our revised assessment of the U.S. dollar value we expect to realize upon the conversion of the Venezuelan bolivar into U.S. dollars by our bottling partner to pay our receivables.
During the three and nine months ended October 2, 2015, the Company recorded net charges of $3 million and $138 million, respectively, related to our Venezuelan operations. These charges were primarily a result of the remeasurement of the net monetary assets of our Venezuelan subsidiary using the SIMADI exchange rate, an impairment of a Venezuelan trademark due to higher exchange rates, and a write-down of receivables from our bottling partner in Venezuela. The write-down was recorded primarily as a result of the continued lack of liquidity and our revised assessment of the U.S. dollar value we expect to realize upon the conversion of the Venezuelan bolivar into U.S. dollars by our bottling partner to pay our receivables.
Other
During the three and nine months ended September 30, 2016, the Company recorded other charges of $10 million and $20 million, respectively. During both the three and nine months ended October 2, 2015, the Company recorded other charges of $1 million and $2 million, respectively. These charges were primarily related to tax litigation expense as well as charges associated with certain fixed assets and costs associated with restructuring and transitioning the Company's Russian juice operations to an existing joint venture with an unconsolidated bottling partner.
Certain Tax Matters
During the three and nine months ended September 30, 2016, the Company recorded net tax charges of $7 million and $84 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties. During the three and nine months ended October 2, 2015, the Company recorded a net tax benefit of $6 million related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
2016 OUTLOOK
Our 2016 outlook for organic revenues, comparable currency neutral income before taxes (structurally adjusted) and comparable EPS are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability, the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and the impact of structural items, as applicable. We are not able to reconcile our full year 2016 projected organic revenues to our full year 2016 projected reported net revenues, our full year 2016 projected comparable currency neutral income before taxes (structurally adjusted) to our full year 2016 projected reported income before taxes, or our full year 2016 projected comparable EPS to our full year 2016 projected reported EPS without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates and the exact timing of acquisitions, divestitures and/or structural changes throughout 2016. The unavailable information could have a significant impact on our full year 2016 GAAP financial results.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended September 30, 2016
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$10,633	$4,131	$6,502	61.1%	$4,009	$222	$2,271	21.4%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	—	—
Productivity & Reinvestment	—	—	—		—	(59)	59
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(77)	77
Other Items	(7)	2	(9)		2	(86)	75
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$10,626	$4,133	$6,493	61.1%	$4,011	$—	$2,482	23.4%

	Three Months Ended October 2, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$11,427	$4,577	$6,850	59.9%	$4,207	$264	$2,379	20.8%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(75)	75
Productivity & Reinvestment	—	—	—		—	(141)	141
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(44)	44
Other Items	(27)	(93)	66		4	(4)	66
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$11,400	$4,484	$6,916	60.7%	$4,211	$—	$2,705	23.7%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(7)	(10)	(5)		(5)	(16)	(5)
% Currency Impact	(2)	0	(3)		(1)	—	(7)
% Change — Currency Neutral (Non-GAAP)	(5)	(10)	(2)		(3)	—	2

% Change — Comparable (Non-GAAP)	(7)	(8)	(6)		(5)	—	(8)
% Comparable Currency Impact (Non-GAAP)	(2)	0	(3)		(1)	—	(5)
% Change — Comparable Currency Neutral (Non-GAAP)	(5)	(8)	(3)		(3)	—	(3)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended September 30, 2016
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$182	$281	$(1,106)	$1,428	$378	26.5%	$4	$1,046	$0.24
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—		—	—	—
Productivity & Reinvestment	—	—	—	59	20		—	39	0.01
Equity Investees	—	14	—	14	4		—	10	—
Transaction Gains/Losses	—	—	1,127	1,204	246		—	958	0.22
Other Items	—	—	—	75	(15)		—	90	0.02
Certain Tax Matters	—	—	—	—	(7)		—	7	—
Comparable (Non-GAAP)	$182	$295	$21	$2,780	$626	22.5%	$4	$2,150	$0.49

	Three Months Ended October 2, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[3]
Reported (GAAP)	$138	$200	$(871)	$1,725	$272	15.8%	$4	$1,449	$0.33
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	75	—		—	75	0.02
Productivity & Reinvestment	—	—	—	141	49		—	92	0.02
Equity Investees	—	(3)	—	(3)	(1)		—	(2)	—
Transaction Gains/Losses	—	—	815	859	291		—	568	0.13
Other Items	—	—	25	91	33		—	58	0.01
Certain Tax Matters	—	—	—	—	6		—	(6)	—
Comparable (Non-GAAP)	$138	$197	$(31)	$2,888	$650	22.5%	$4	$2,234	$0.51

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	32	40	(27)	(17)	39		(9)	(28)	(27)
% Change — Comparable (Non-GAAP)	32	49	—	(4)	(4)		(7)	(4)	(3)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed as well as the tax impact resulting from the accrual of tax on temporary differences related to the investment in foreign subsidiaries that are now expected to reverse in the foreseeable future.

[2]	4,364 million average shares outstanding — diluted

[3]	4,399 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended September 30, 2016
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$32,454	$12,671	$19,783	61.0%	$11,682	$830	$7,271	22.4%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(240)	240
Productivity & Reinvestment	—	—	—		—	(187)	187
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(207)	207
Other Items	25	132	(107)		15	(196)	74
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$32,479	$12,803	$19,676	60.6%	$11,697	$—	$7,979	24.6%

	Nine Months Ended October 2, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$34,294	$13,428	$20,866	60.8%	$12,490	$1,166	$7,210	21.0%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(204)	204
Productivity & Reinvestment	—	—	—		—	(323)	323
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(427)	427
Other Items	(42)	(66)	24		33	(212)	203
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$34,252	$13,362	$20,890	61.0%	$12,523	$—	$8,367	24.4%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(5)	(6)	(5)		(6)	(29)	1
% Currency Impact	(3)	(1)	(4)		(2)	—	(9)
% Change — Currency Neutral (Non-GAAP)	(2)	(5)	(1)		(4)	—	9

% Change — Comparable (Non-GAAP)	(5)	(4)	(6)		(7)	—	(5)
% Comparable Currency Impact (Non-GAAP)	(3)	(1)	(4)		(2)	—	(7)
% Change — Comparable Currency Neutral (Non-GAAP)	(2)	(3)	(2)		(4)	—	2

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended September 30, 2016
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$485	$678	$(315)	$7,621	$1,618	21.2%	$26	$5,977	$1.37
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	240	—		—	240	0.05
Productivity & Reinvestment	—	—	—	187	65		—	122	0.03
Equity Investees	—	35	—	35	8		—	27	0.01
Transaction Gains/Losses	—	—	354	561	363		—	198	0.05
Other Items	—	—	40	114	1		—	113	0.03
Certain Tax Matters	—	—	—	—	(84)		—	84	0.02
Comparable (Non-GAAP)	$485	$713	$79	$8,758	$1,971	22.5%	$26	$6,761	$1.55

	Nine Months Ended October 2, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[3]
Reported (GAAP)	$713	$402	$709	$8,067	$1,937	24.0%	$16	$6,114	$1.39
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	204	—		—	204	0.05
Productivity & Reinvestment	—	—	—	323	124		—	199	0.05
Equity Investees	—	79	—	79	5		—	74	0.02
Transaction Gains/Losses	—	—	(529)	(102)	(173)		—	71	0.02
Other Items	(320)	—	113	636	173		—	463	0.10
Certain Tax Matters	—	—	—	—	6		—	(6)	—
Comparable (Non-GAAP)	$393	$481	$293	$9,207	$2,072	22.5%	$16	$7,119	$1.61

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	(32)	68	—	(6)	(16)		57	(2)	(1)
% Change — Comparable (Non-GAAP)	24	48	(73)	(5)	(5)		57	(5)	(4)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed as well as the tax impact resulting from the accrual of tax on temporary differences related to the investment in foreign subsidiaries that are now expected to reverse in the foreseeable future.

[2]	4,374 million average shares outstanding — diluted

[3]	4,410 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Income Before Income Taxes and Diluted Net Income Per Share:
	Three Months Ended September 30, 2016
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(17)	(27)
% Currency Impact	(7)	(6)
% Change — Currency Neutral (Non-GAAP)	(11)	(21)
% Structural Impact	0	—
% Change — Currency Neutral (Structurally Adjusted) (Non-GAAP)	(10)	—

% Impact of Items Impacting Comparability (Non-GAAP)	(13)	(24)
% Change — Comparable (Non-GAAP)	(4)	(3)
% Comparable Currency Impact (Non-GAAP)	(3)	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	(1)	0
% Comparable Structural Impact (Non-GAAP)	(2)	—
% Change — Comparable Currency Neutral (Structurally Adjusted) (Non-GAAP)	2	—

	Nine Months Ended September 30, 2016
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(6)	(1)
% Currency Impact	(11)	(11)
% Change — Currency Neutral (Non-GAAP)	5	10
% Structural Impact	(2)	—
% Change — Currency Neutral (Structurally Adjusted) (Non-GAAP)	8	—

% Impact of Items Impacting Comparability (Non-GAAP)	(1)	3
% Change — Comparable (Non-GAAP)	(5)	(4)
% Comparable Currency Impact (Non-GAAP)	(9)	(9)
% Change — Comparable Currency Neutral (Non-GAAP)	4	5
% Comparable Structural Impact (Non-GAAP)	(3)	—
% Change — Comparable Currency Neutral (Structurally Adjusted) (Non-GAAP)	7	—

Note:	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Segment:

	Three Months Ended September 30, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,852	$965	$2,664	$1,460	$4,840	$47	$(1,195)	$10,633
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	(3)	—	—	(4)	—	(7)
Comparable (Non-GAAP)	$1,852	$965	$2,661	$1,460	$4,840	$43	$(1,195)	$10,626

	Three Months Ended October 2, 2015
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,933	$1,012	$2,580	$1,406	$5,948	$55	$(1,507)	$11,427
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	(2)	—	—	(25)	—	(27)
Comparable (Non-GAAP)	$1,933	$1,012	$2,578	$1,406	$5,948	$30	$(1,507)	$11,400

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(4)	(4)	3	4	(19)	(16)	21	(7)
% Currency Impact	(2)	(16)	0	4	(1)	(37)	—	(2)
% Change — Currency Neutral (Non-GAAP)	(2)	11	3	(1)	(18)	20	—	(5)
% Acquisitions, Divestitures and Structural Items	(3)	0	0	(1)	(19)	5	—	(8)
% Change — Organic Revenues (Non-GAAP)	2	11	3	0	2	13	—	3

% Change — Comparable (Non-GAAP)	(4)	(4)	3	4	(19)	36	—	(7)
% Comparable Currency Impact (Non-GAAP)	(2)	(16)	0	4	(1)	(1)	—	(2)
% Change — Comparable Currency Neutral (Non-GAAP)	(2)	11	3	(1)	(18)	37	—	(5)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Segment:

	Nine Months Ended September 30, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$5,633	$2,837	$7,737	$4,255	$15,747	$95	$(3,850)	$32,454
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	(11)	—	—	36	—	25
Comparable (Non-GAAP)	$5,633	$2,837	$7,726	$4,255	$15,747	$131	$(3,850)	$32,479

	Nine Months Ended October 2, 2015
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$5,876	$3,051	$7,548	$4,292	$17,864	$120	$(4,457)	$34,294
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	(19)	—	—	(23)	—	(42)
Comparable (Non-GAAP)	$5,876	$3,051	$7,529	$4,292	$17,864	$97	$(4,457)	$34,252

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(4)	(7)	3	(1)	(12)	(21)	14	(5)
% Currency Impact	(3)	(20)	0	1	(2)	(46)	—	(3)
% Change — Currency Neutral (Non-GAAP)	(1)	13	3	(2)	(10)	25	—	(2)
% Acquisitions, Divestitures and Structural Items	(3)	0	0	(2)	(10)	14	—	(5)
% Change — Organic Revenues (Non-GAAP)	2	13	3	0	0	10	—	2

% Change — Comparable (Non-GAAP)	(4)	(7)	3	(1)	(12)	34	—	(5)
% Comparable Currency Impact (Non-GAAP)	(3)	(20)	0	1	(2)	3	—	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	(1)	13	3	(2)	(10)	31	—	(2)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues: [1]

Three Months Ended September 30, 2016
Reported (GAAP) Net Operating Revenues	$10,633
Bottling Investments Net Operating Revenues	(4,840)
Consolidated Eliminations	1,195
Intersegment Core Net Operating Revenue Eliminations	—
Core Business Revenues (Non-GAAP)	6,988
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	(7)
Comparable Core Business Revenues (Non-GAAP)	$6,981

Three Months Ended October 2, 2015
Reported (GAAP) Net Operating Revenues	$11,427
Bottling Investments Net Operating Revenues	(5,948)
Consolidated Eliminations	1,507
Intersegment Core Net Operating Revenue Eliminations	(1)
Core Business Revenues (Non-GAAP)	6,985
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	(27)
Comparable Core Business Revenues (Non-GAAP)	$6,958

% Change — Reported (GAAP) Net Operating Revenues	(7)
% Change — Core Business Revenues (Non-GAAP)	0
% Core Business Currency Impact (Non-GAAP)	(2)
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	2
% Acquisitions, Divestitures and Structural Items	(1)
% Change — Core Business Organic Revenues (Non-GAAP)[2]	3

% Change — Comparable Core Business Revenues (Non-GAAP)	0
% Comparable Core Business Currency Impact (Non-GAAP)	(2)
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	2

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
Core business revenues included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, Asia Pacific and Corporate operating segments offset by intersegment revenue eliminations of $1 million during the three months ended October 2, 2015.

[2]	Core business organic revenue growth included 2 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues: [1]

Nine Months Ended September 30, 2016
Reported (GAAP) Net Operating Revenues	$32,454
Bottling Investments Net Operating Revenues	(15,747)
Consolidated Eliminations	3,850
Intersegment Core Net Operating Revenue Eliminations	(13)
Core Business Revenues (Non-GAAP)	20,544
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	25
Comparable Core Business Revenues (Non-GAAP)	$20,569

Nine Months Ended October 2, 2015
Reported (GAAP) Net Operating Revenues	$34,294
Bottling Investments Net Operating Revenues	(17,864)
Consolidated Eliminations	4,457
Intersegment Core Net Operating Revenue Eliminations	(8)
Core Business Revenues (Non-GAAP)	20,879
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	(42)
Comparable Core Business Revenues (Non-GAAP)	$20,837

% Change — Reported (GAAP) Net Operating Revenues	(5)
% Change — Core Business Revenues (Non-GAAP)	(2)
% Core Business Currency Impact (Non-GAAP)	(4)
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	2
% Acquisitions, Divestitures and Structural Items	(1)
% Change — Core Business Organic Revenues (Non-GAAP)[2]	4

% Change — Comparable Core Business Revenues (Non-GAAP)	(1)
% Comparable Core Business Currency Impact (Non-GAAP)	(4)
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	2

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
Core business revenues included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, Asia Pacific and Corporate operating segments offset by intersegment revenue eliminations of $13 million and $8 million during the nine months ended September 30, 2016 and October 2, 2015, respectively.

[2]	Core business organic revenue growth included 3 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Three Months Ended September 30, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$914	$435	$666	$583	$124	$(451)	$2,271
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—
Productivity & Reinvestment	2	(1)	22	—	22	14	59
Equity Investees	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	73	4	77
Other Items	—	76	11	—	(15)	3	75
Comparable (Non-GAAP)	$916	$510	$699	$583	$204	$(430)	$2,482

	Three Months Ended October 2, 2015
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$930	$538	$585	$571	$85	$(330)	$2,379
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	75	—	75
Productivity & Reinvestment	(1)	4	31	2	76	29	141
Equity Investees	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	44	44
Other Items	—	—	40	—	47	(21)	66
Comparable (Non-GAAP)	$929	$542	$656	$573	$283	$(278)	$2,705

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(2)	(19)	14	2	46	(37)	(5)
% Currency Impact	(3)	(24)	0	4	(3)	(6)	(7)
% Change — Currency Neutral (Non-GAAP)	1	5	14	(1)	48	(31)	2

% Change — Comparable (Non-GAAP)	(1)	(6)	7	2	(28)	(55)	(8)
% Comparable Currency Impact (Non-GAAP)	(3)	(24)	0	4	(1)	1	(5)
% Change — Comparable Currency Neutral (Non-GAAP)	1	18	7	(2)	(27)	(56)	(3)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Nine Months Ended September 30, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,897	$1,470	$1,982	$1,892	$222	$(1,192)	$7,271
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	240	—	240
Productivity & Reinvestment	6	(2)	80	1	60	42	187
Equity Investees	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	178	29	207
Other Items	—	76	(31)	—	(120)	149	74
Comparable (Non-GAAP)	$2,903	$1,544	$2,031	$1,893	$580	$(972)	$7,979

	Nine Months Ended October 2, 2015
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$3,036	$1,641	$1,874	$1,876	$239	$(1,456)	$7,210
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	204	—	204
Productivity & Reinvestment	3	7	104	(1)	157	53	323
Equity Investees	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	427	427
Other Items	—	33	(10)	2	24	154	203
Comparable (Non-GAAP)	$3,039	$1,681	$1,968	$1,877	$624	$(822)	$8,367

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(5)	(10)	6	1	(7)	18	1
% Currency Impact	(3)	(28)	0	(1)	(1)	(4)	(9)
% Change — Currency Neutral (Non-GAAP)	(1)	18	5	1	(6)	22	9

% Change — Comparable (Non-GAAP)	(4)	(8)	3	1	(7)	(18)	(5)
% Comparable Currency Impact (Non-GAAP)	(3)	(27)	0	(1)	(2)	1	(7)
% Change — Comparable Currency Neutral (Non-GAAP)	(1)	19	3	1	(6)	(19)	2

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Three Months Ended September 30, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$922	$447	$653	$589	$(734)	$(449)	$1,428
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—
Productivity & Reinvestment	2	(1)	22	—	22	14	59
Equity Investees	—	—	—	—	14	—	14
Transaction Gains/Losses	—	—	17	—	1,162	25	1,204
Other Items	—	76	11	—	(15)	3	75
Comparable (Non-GAAP)	$924	$522	$703	$589	$449	$(407)	$2,780

	Three Months Ended October 2, 2015
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$945	$535	$581	$576	$(547)	$(365)	$1,725
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	75	—	75
Productivity & Reinvestment	(1)	4	31	2	76	29	141
Equity Investees	(3)	—	—	—	—	—	(3)
Transaction Gains/Losses	—	—	—	—	794	65	859
Other Items	—	—	40	—	47	4	91
Comparable (Non-GAAP)	$941	$539	$652	$578	$445	$(267)	$2,888

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(2)	(16)	12	2	(34)	(23)	(17)
% Currency Impact	(2)	(24)	0	3	0	6	(7)
% Change — Currency Neutral (Non-GAAP)	0	8	13	(1)	(34)	(29)	(11)

% Impact of Items Impacting Comparability (Non-GAAP)	0	(13)	5	0	(35)	29	(13)
% Change — Comparable (Non-GAAP)	(2)	(3)	8	2	1	(52)	(4)
% Comparable Currency Impact (Non-GAAP)	(2)	(24)	0	3	0	16	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	1	21	8	(1)	1	(67)	(1)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Nine Months Ended September 30, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,950	$1,485	$1,978	$1,903	$(897)	$202	$7,621
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	240	—	240
Productivity & Reinvestment	6	(2)	80	1	60	42	187
Equity Investees	—	—	—	—	32	3	35
Transaction Gains/Losses	—	—	17	—	1,835	(1,291)	561
Other Items	—	76	(31)	—	(120)	189	114
Comparable (Non-GAAP)	$2,956	$1,559	$2,044	$1,904	$1,150	$(855)	$8,758

	Nine Months Ended October 2, 2015
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$3,085	$1,649	$1,865	$1,890	$(240)	$(182)	$8,067
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	204	—	204
Productivity & Reinvestment	3	7	104	(1)	157	53	323
Equity Investees	3	—	—	—	76	—	79
Transaction Gains/Losses	—	—	—	—	827	(929)	(102)
Other Items	—	33	(10)	2	24	587	636
Comparable (Non-GAAP)	$3,091	$1,689	$1,959	$1,891	$1,048	$(471)	$9,207

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(4)	(10)	6	1	(274)	—	(6)
% Currency Impact	(3)	(28)	0	(1)	(11)	—	(11)
% Change — Currency Neutral (Non-GAAP)	(1)	18	6	1	(263)	—	5

% Impact of Items Impacting Comparability (Non-GAAP)	0	(2)	2	0	(284)	292	(1)
% Change — Comparable (Non-GAAP)	(4)	(8)	4	1	10	(81)	(5)
% Comparable Currency Impact (Non-GAAP)	(3)	(27)	0	(1)	(3)	(50)	(9)
% Change — Comparable Currency Neutral (Non-GAAP)	(1)	20	4	1	13	(31)	4

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Operating Expense Leverage:
	Three Months Ended September 30, 2016
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	(5)	(5)	1
% Change — Currency Neutral (Non-GAAP)	2	(2)	4

% Change — Comparable (Non-GAAP)	(8)	(6)	(2)
% Change — Comparable Currency Neutral (Non-GAAP)	(3)	(3)	0

	Nine Months Ended September 30, 2016
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	1	(5)	6
% Change — Currency Neutral (Non-GAAP)	9	(1)	10

% Change — Comparable (Non-GAAP)	(5)	(6)	1
% Change — Comparable Currency Neutral (Non-GAAP)	2	(2)	4

Note:	Certain rows may not add due to rounding.
1Operating expense leverage is calculated by subtracting gross profit growth from operating income growth.

Operating Margin:
	Three Months Ended September 30, 2016	Three Months Ended October 2, 2015	Basis Point Growth (Decline)
Reported (GAAP)	21.36%	20.81%	55
Items Impacting Comparability (Non-GAAP)	(2.00)%	(2.92)%
Comparable Operating Margin (Non-GAAP)	23.36%	23.73%	(37)
Comparable Currency Impact (Non-GAAP)	(0.88)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	24.24%	23.73%	51

	Nine Months Ended September 30, 2016	Nine Months Ended October 2, 2015	Basis Point Growth (Decline)
Reported (GAAP)	22.40%	21.02%	138
Items Impacting Comparability (Non-GAAP)	(2.17)%	(3.41)%
Comparable Operating Margin (Non-GAAP)	24.57%	24.43%	14
Comparable Currency Impact (Non-GAAP)	(0.97)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	25.54%	24.43%	111

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Purchases and Issuances of Stock:
	Nine Months Ended September 30, 2016	Nine Months Ended October 2, 2015
Reported (GAAP)
Issuances of Stock	$1,295	$732
Purchases of Stock for Treasury	(2,509)	(1,966)
Net Change in Stock Issuance Receivables[1]	(2)	16
Net Change in Treasury Stock Payables[2]	12	(37)
Net Share Repurchases (Non-GAAP)	$(1,204)	$(1,255)

[1]	Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the period.

[2]	Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the period.

Consolidated Cash from Operations:

	Nine Months Ended September 30, 2016	Nine Months Ended October 2, 2015
	Net Cash Provided by Operating Activities	Net Cash Provided by Operating Activities
Reported (GAAP)	$6,723	$8,390
Items Impacting Comparability:
Cash Payments for Pension Plan Contributions	471	—
Comparable (Non-GAAP)	$7,194	$8,390

	Net Cash Provided by Operating Activities
% Change — Reported (GAAP)	(20)
% Change — Comparable (Non-GAAP)	(14)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands and more than 3,800 beverage choices. Led by Coca-Cola, one of the world's most valuable and recognizable brands, our Company's portfolio features 20 billion-dollar brands, 18 of which are available in reduced-, low- or no-calorie options. These brands include Diet Coke, Coca-Cola Zero, Fanta, Sprite, Dasani, vitaminwater, Powerade, Minute Maid, Simply, Del Valle, Georgia and Gold Peak. Through the world's largest beverage distribution system, we are the No. 1 provider of both sparkling and still beverages.  More than 1.9 billion servings of our beverages are enjoyed by consumers in more than 200 countries each day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system associates. For more information, visit
Coca-Cola Journey at www.coca-colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at
www.linkedin.com/company/the-coca-cola-company.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States or in one or more other major markets; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to timely implement our previously announced actions to reinvigorate growth, or to realize the economic benefits we anticipate from these actions; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster Beverage Corporation; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage our refranchising activities; an inability to successfully manage the possible negative consequences of our productivity initiatives; an inability to attract or retain a highly skilled workforce; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.
###